EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Triangle Imaging Group, Inc., on Form S-8 of our report dated March 26, 1999 appearing in Triangle Imaging Group, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and to the reference to us under the heading Experts included in this Registration Statement.



/s/ MAZARS & GUERARD, LLP
--------------------------------
    Mazars & Guerard, LLP

New York, New York
June 25, 1999